As filed with the Securities and Exchange Commission on July 3, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	95-4444963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Sepulveda Boulevard
Manhattan Beach, California 90266
(310) 546-4520
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

THE SECOND AMENDED AND RESTATED 1993 STOCK OPTION AND INCENTIVE PLAN FOR OFFICERS, DIRECTORS AND KEY EMPLOYEES OF CENTER TRUST, INC. AND CT OPERATING PARTNERSHIP, L.P., AS AMENDED
(Full title of the plan)

Stuart J.S. Gulland
President and Chief Operating Officer
Center Trust, Inc.
3500 Sepulveda Boulevard
Manhattan Beach, California 90266
(310) 546-4520
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John M. Newell, Esq.
Latham & Watkins
505 Montgomery Street, Suite 1900
San Francisco, California 94111
(415) 391-0600

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(3)	Amount of registration fee

Common Stock, par value $0.01 per share	2,350,000	$6.81-12.81	$20,451,119.70	$1,882.00

(1)
Covers 2,350,000 additional shares of common stock, par value $0.01 per share (“Common Stock”), for issuance under The Second Amended and Restated 1993 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Center Trust, Inc. and CT Operating Partnership, L.P., as amended (the “Plan”). The Plan authorizes the issuance of a maximum of 3,200,000 shares of Common Stock. The issuance of 850,000 shares under the Plan has previously been registered pursuant to the Company’s Form S-8 Registration Statement, File No. 33-73306. The newly registered shares are comprised of: (a) 741,270 shares issuable at a weighted average exercise price of $12.81 pursuant to options outstanding under the Plan; and (b) 1,608,730 shares that are available for issuance as restricted stock or that are not yet subject to outstanding options under the Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan being registered pursuant to this Registration Statement or options granted thereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)
The Proposed Maximum Offering Price Per Share is based upon: (a) the weighted average exercise price per share ($12.81) of outstanding options for 741,270 shares and (b) for the remaining 1,608,730 shares, the average of the high and low sales price ($6.81) on June 27, 2002 for the Common Stock as reported on the New York Stock Exchange, pursuant to rule 457(h) of the Securities Act.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 registers the offer and sale of an additional 2,350,000 shares of Common Stock of Center Trust, Inc. (the “Company”) for issuance under the Plan. The contents of the prior Registration Statement on Form S-8 of the Company relating to the Plan, File No. 33-73306, is incorporated herein by reference.

Item 8.    Exhibits.

4.1
The Second Amended and Restated 1993 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Center Trust, Inc. and CT Operating Partnership, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-K for the year ended December 31, 1999)

*4.2	First Amendment to The Second Amended and Restated 1993 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Center Trust, Inc. and CT Operating Partnership, L.P.

*5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP

*23.1	Consent of Deloitte & Touche LLP

*23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)

*24.1	Power of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manhattan Beach, State of California, on July 3, 2002.

CENTER TRUST, INC.

By:	/s/ EDWARD D. FOX
Edward D. Fox Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Edward A. Stokx as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing) to sign this Registration Statement on Form S-8 covering the registration under the Securities Act of 1933, as amended, for participants in The Second Amended and Restated 1993 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Center Trust, Inc. and CT Operating Partnership, L.P., and any and all amendments thereto, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might and could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ EDWARD D. FOX Edward D. Fox	Chairman of the Board and Chief Executive Officer	July 3, 2002

/s/ STUART J.S. GULLAND Stuart J.S. Gulland	Director, President and Chief Operating Officer	July 3, 2002

S-1

Signature	Title	Date

/s/ EDWARD A. STOKX Edward A. Stokx	Chief Financial Officer	July 3, 2002

/s/ SIDNEY M. SHIBATA Sidney M. Shibata	Controller (principal accounting officer)	July 3, 2002

/s/ R. BRUCE ANDREWS R. Bruce Andrews	Director	July 3, 2002

/s/ ROBERT T. BARNUM Robert T. Barnum	Director	July 3, 2002

/s/ SANDRA A. LAMB Sandra A. Lamb	Director	July 3, 2002

/s/ FRED L. RIEDMAN Fred L. Riedman	Director	July 3, 2002

/s/ MARK S. TICOTIN Mark S. Ticotin	Director	July 3, 2002

/s/ DOUGLAS N. WELLS Douglas N. Wells	Director	July 3, 2002

S-2

INDEX TO EXHIBITS

Exhibit	Description
4.1
The Second Amended and Restated 1993 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Center Trust, Inc. and CT Operating Partnership, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-K for the year ended December 31, 1999)

* 4.2	First Amendment to The Second Amended and Restated 1993 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Center Trust, Inc. and CT Operating Partnership, L.P.

* 5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP

* 23.1	Consent of Deloitte & Touche LLP

* 23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)

* 24.1	Power of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.